UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant
Filed by a party other than the Registrant
Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ESS TECH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
(855) 423-9920
, 2026
Dear Fellow Stockholders:
We are pleased to invite you to attend the special meeting of stockholders of ESS Tech, Inc. (“ESS”), to be held on October 16, 2026 at 8:00 a.m., Pacific time. The special meeting will be conducted virtually via live audio webcast. You will be able to attend the special meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2026SM, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the special meeting.
Your vote is important. Whether or not you attend the virtual special meeting, it is important that your shares be represented and voted at the special meeting. Therefore, we urge you to vote and submit your proxy promptly via the internet, telephone or mail.
On behalf of our board of directors, we would like to express our appreciation for your continued support of and interest in ESS.
Sincerely,

Harry F. Quarls
Chairman of the Board
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26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m., Pacific time, on Friday, October 16, 2026.
Place
The special meeting will be conducted virtually via live audio webcast. You will be able to attend the special meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2026SM, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
1.To authorize and approve proposed amendments to our certificate of incorporation to effect, at the discretion of the board of directors, a reverse stock split of all of the shares of our common stock that are issued and outstanding or held in treasury at a ratio ranging from any whole number between 1-for-8 and 1-for-30, the exact ratio within the 8 to 30 range to be determined by the board of directors, and an associated proportional reduction in the number of shares of our authorized common stock (collectively, the “Reverse Stock Split Proposal”).
2.To approve, for purposes of complying with Section 312.03(c) of the New York Stock Exchange (“NYSE”) Listed Company Manual, the issuance of shares of our common stock issuable upon exercise of the common stock purchase warrants issued in a private placement (the “Warrant Shares Issuance Proposal”).
3.To transact other business that may properly come before the special meeting, including any adjournments, postponements, or continuations thereof.
Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the board of directors reserves the right to elect not to proceed with implementing the Reverse Stock Split Proposal at any time prior to the date on which the amendment to our certificate of incorporation becomes effective pursuant to the Delaware General Corporation Law, if the board of directors determines, in its sole discretion, the Reverse Stock Split Proposal is no longer in the best interests of the Company or its stockholders.

Record Date	The close of business on September 14, 2026 Only stockholders of record as of the close of business on September 14, 2026 are entitled to notice of and to vote at the special meeting.
Availability of Proxy Materials
Our proxy statement, notice of special meeting and form of proxy are expected to first be sent or given on or about , 2026 to all stockholders entitled to notice of and to vote at the special meeting.
The proxy materials will also be accessible on or about , 2026 at https://investors.essinc.com.

Voting	Your vote is important. Whether or not you plan to attend the special meeting, we urge you to submit your proxy or voting instructions via the internet, telephone or mail as soon as possible.

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By order of the board of directors,

Kelly F. Goodman
Corporate Secretary, Chief Strategy Officer and General Counsel
Wilsonville, Oregon
, 2026
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ESS TECH, INC.
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To be held at 8:00 a.m., Pacific time, on Friday, October 16, 2026
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the special meeting of stockholders of ESS Tech, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The special meeting will be held on Friday, October 16, 2026 at 8:00 a.m., Pacific time. The special meeting will be conducted virtually via live audio webcast. You will be able to attend the special meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2026SM, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
Our proxy statement, notice of special meeting, and form of proxy are expected to first be sent or given on or about , 2026 to all stockholders of record as of the close of business on September 14, 2026. The proxy materials can also be accessed on or about , 2026 at https://investors.essinc.com.
What proposals will be voted on at the special meeting?
The following proposals will be voted on at the special meeting:
•the authorization and approval of proposed amendments to our certificate of incorporation to effect, at the discretion of the board of directors, a reverse stock split of all of the shares of our common stock that are issued and outstanding or held in treasury at a ratio ranging from any whole number between 1-for-8 and 1-for-30, as determined by the board of directors in its discretion (the “Reverse Stock Split”) and an associated proportional reduction in the number of shares of our authorized common stock, i.e., reducing the authorized number of shares of our common stock from 1,000,000,000 by dividing such number by the same whole number between 8 and 30 as is determined by the board of directors (collectively, the “Reverse Stock Split Proposal”).
•the approval, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, of the issuance of shares of our common stock issuable upon exercise of the common stock purchase warrants issued in a private placement.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the special meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the approval of the Reverse Stock Split Proposal; and

•“FOR” the approval of the Warrant Shares Issuance Proposal.
Who is entitled to vote at the special meeting?

Holders of our common stock as of the close of business on September 14, 2026, the record date for the special meeting, may vote at the special meeting. As of the record date, there were shares of our common stock outstanding. Each share of our common stock outstanding as of the record date is entitled to one vote on each matter properly brought before the special meeting.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Inc., then you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you at our instruction. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the special meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by or sent to you at the instruction of your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the special meeting?
A list of registered stockholders entitled to vote at the special meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date between the hours of 9:00 a.m. and 4:30 p.m., Pacific time, at our principal place of business located at 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon 97070.
How many votes are needed for approval of the proposals?
•Proposal No. 1: The approval of the Reverse Stock Split Proposal requires that the votes cast for the Reverse Stock Split Proposal exceed the votes cast against the Reverse Stock Split Proposal. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Broker non-votes and abstentions have no effect on the outcome of the proposal. However, because this proposal is considered a routine proposal, we do not expect any broker non-votes with respect to this proposal.

•Proposal No. 2: The approval of the Warrant Shares Issuance Proposal requires the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively with respect to the Warrant Shares Issuance Proposal. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions and broker non-votes (if any) will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal and thus will have no effect on the outcome of the vote on this proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on this proposal.
What is the quorum requirement for the special meeting?
A quorum is the minimum number of shares required to be present or represented at the special meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the special meeting. Abstentions, choosing to withhold authority to vote and broker non-votes (if any) are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting or the stockholders entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

Broker non-votes (if any) will be counted as present for the purpose of determining the presence or absence of a quorum to transact business at the special meeting, but they will not be considered to be votes cast for purposes of tabulating the voting results for any matter. Accordingly, broker non-votes (if any) will have no effect on the outcome of the votes at the special meeting.

How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on October 15, 2026 (have your proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on October 15, 2026 (have your proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the special meeting; or
•by attending the special meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2026SM, where you may vote during the meeting (have your proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the special meeting with the control number indicated on that voting instruction form. Otherwise, you may not vote your shares at the special meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•“FOR” the Reverse Stock Split Proposal; and

•“FOR” the Warrant Shares Issuance Proposal.
In addition, if any other matters are properly brought before the special meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the Reverse Stock Split Proposal. Your broker, bank or other nominee will not have discretion to vote on the Warrant Shares Issuance Proposal, which is considered a non-routine matter, absent direction from you. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the special meeting by:
•entering a new vote by internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the special meeting;
•delivering a written notice of revocation to our corporate secretary at ESS Tech, Inc., 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon 97070, Attention: Corporate Secretary, which must be received prior to the special meeting; or

•attending and voting at the special meeting (although attendance at the special meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the special meeting?
We will be hosting the special meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the special meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/GWH2026SM. To attend and participate in the special meeting, you will need the control number included on your proxy card. The special meeting live audio webcast will begin promptly at 8:00 a.m., Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:00 a.m., Pacific time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form indicates that you may vote your shares through the www.proxyvote.com website, then you may access and participate in the special meeting with the control number indicated on that voting instruction form. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the special meeting.
How can I get help if I have trouble checking in or listening to the special meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Drew Buckley, our Chief Executive Officer, Kelly F. Goodman, our Chief Strategy Officer, and Kate Suhadolnik, our Chief Financial Officer, and each of them, with full power of substitution and re-substitution, have been designated as proxy holders for the special meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the special meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the special meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the special meeting is postponed, adjourned or otherwise continued, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact ESS’ transfer agent?
You may contact our transfer agent, Computershare Inc., by telephone at 1-800-736-3001 (U.S.) or 1-781-575-3100 (non-U.S.), or by writing Computershare Inc., at 150 Royall Street, Canton, MA 02021, C/O Shareholder Services. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the internet at https://www-us.computershare.com/Investor/#Home.
How are proxies solicited for the special meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the special meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the special meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
What does it mean if I receive more than one set of printed proxy materials?
If you receive more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the proxy statement. How may I obtain an additional copy of the proxy statement?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy statement, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy statement, to any stockholder at a shared address to which we delivered a single copy of the proxy statement. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of the proxy statement, you may contact us as follows:
ESS Tech, Inc.
Attention: Investor Relations
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
Tel: (855) 423-9920
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
The board of directors knows of no matters to come before the special meeting other than the matters referred to in this proxy statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. None of our directors, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates, has any interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon at the special meeting as described in this proxy statement that is not shared by all of our other stockholders.

PROPOSAL NO. 1:
AUTHORIZATION AND APPROVAL OF PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE SHARES OF OUR COMMON STOCK THAT ARE ISSUED AND OUTSTANDING OR HELD IN TREASURY AND REDUCE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
Overview
On June 9, 2026, we received a written notice (the “Notice”) from the New York Stock Exchange (“NYSE”) indicating that the Company did not satisfy the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual (the “Listing Rule”), as the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period. The Listing Rule requires the Company to notify the NYSE, within 10 business days of receipt of the Notice, of the Company’s intent to cure this deficiency. The Company timely notified the NYSE on June 18, 2026 that the Company intends to regain compliance. Pursuant to the Listing Rule, the Company has six months, or in certain circumstances, until the Company can take stockholder action at its annual meeting, following receipt of the Notice to regain compliance with the Listing Rule, during which time the Company’s common stock will continue to be listed on the NYSE.
Though we continue to monitor the closing bid price for our common stock and to assess potential actions to regain compliance with the Listing Rule, the board of directors has determined that it would be advisable and in our best interests and in the best interests of our stockholders to pursue a proposed amendment to our certificate of incorporation (the "Certificate") to effect a reverse stock split of all shares of our common stock issued and outstanding or held in treasury to maintain our listing on the NYSE.
On September 4, 2026, the board of directors voted unanimously to approve, adopt and declare advisable, and to recommend to our stockholders that they approve at this special meeting, a number of possible amendments of our Certificate to effect a reverse stock split of our common stock issued and outstanding or held in treasury at a ratio ranging from any whole number between 1-for-8 and 1-for-30, as determined by the board of directors in its discretion (the “Reverse Stock Split”) and, in the case of each such amendment, contemporaneously with the Reverse Stock Split, an associated proportional reduction in the number of shares of our authorized common stock, i.e., to reduce the number of shares of common stock by dividing the 1,000,000,000 currently authorized shares by a whole number between 8 and 30, as indicated in the Reverse Stock Split so determined (the “Authorized Share Reduction”).
If approved by our stockholders at the special meeting, at the discretion of the board of directors and as further described below, the Company would effect the Reverse Stock Split and the Authorized Share Reduction by causing the filing of one of a number of possible amendments to the Certificate, in the form indicated on Annex A to this proxy statement (the “Reverse Stock Split Amendment”), reflecting the ratio selected by the board of directors within the approved range, with the Delaware Secretary of State, and abandon the other amendments.
As described below, the board of directors, in its discretion, may also determine not to effect the Reverse Stock Split and the associated Authorized Share Reduction. The Company will not effect the Reverse Stock Split without also effecting the associated Authorized Share Reduction, and vice versa. If the board of directors, in its discretion, determines not to effect the Reverse Stock Split and associated Authorized Share Reduction prior to the one year anniversary of the date of this special meeting (the “Anniversary Date”), each of the Reverse Stock Split Amendments and the associated Authorized Share Reduction will be abandoned. If our stockholders approve the Reverse Stock Split Proposal at this special meeting, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the associated Authorized Share Reduction.
If approved by our stockholders, the Reverse Stock Split Proposal would permit, but would not require, the board of directors to effect a Reverse Stock Split of our common stock issued and outstanding or held in treasury by a ratio ranging from any whole number between 1-for-8 and 1-for-30, with the final ratio to be chosen by the board of directors, in its discretion without further stockholder approval, in the manner described herein (such final ratio reflected in the Reverse Stock Split Amendment filed with the Delaware Secretary of State, the “Reverse Stock Split Ratio”). If the Reverse Stock Split is effected, we would contemporaneously effect the Authorized Share Reduction which would reduce the total number of authorized shares of our common stock in proportion to the size of the Reverse Stock Split. For example, if the Reverse Stock Split Ratio is 1-for-30, the certificate of amendment effecting the Reverse Stock Split and the applicable Authorized Share Reduction would reduce the authorized shares of common stock from 1,000,000,000 to 33,333,333 (i.e., by dividing the authorized share count by 30). The par value per share of our common stock would remain unchanged at $0.0001. See the section entitled “Implementation of the Reverse Stock Split Ratio-Effect on Common Stock” below for more information.

The board of directors has recommended approval for the Reverse Stock Split Proposal to maintain our listing on the NYSE. However, we cannot provide assurance that a reverse stock split would achieve its intended or desired benefits, and we strongly encourage you to review the discussion below under the section entitled “Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction.”
Reasons for the Reverse Stock Split
Meet Certain Continued Listing Requirements of the NYSE.
Our common stock currently trades on the NYSE. The NYSE has requirements for our equity securities to remain listed on the NYSE, including the Listing Rule which provides that a company will be considered to be below compliance standards if the average closing price of a security falls below $1.00 over a period of 30 consecutive trading days. On June 9, 2026 we received Notice that the Company did not satisfy the continued listing standard set forth in the Listing Rule as the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period. The Listing Rule requires the Company to notify the NYSE, within 10 business days of the receipt of the Notice, of the Company’s intent to cure this deficiency. The Company timely notified the NYSE on June 18, 2026 that the Company intends to regain compliance. Pursuant to the Listing Rule, the Company has a six-month period, or in certain circumstances, until the Company can take stockholder action at its annual meeting, following receipt of the Notice to regain compliance with the Listing Rule. To regain compliance, on the last trading day of any calendar month during the cure period, we must have (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month, in addition to otherwise satisfying the NYSE’s requirements for listing. In the event that at the expiration of the cure period, both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, NYSE will commence suspension and delisting procedures. By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from the NYSE.
Our board of directors has considered the potential harm to our Company and our stockholders should the NYSE delist our common stock. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the “pink sheets,” are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. The liquidity and market prices of our publicly traded warrants could also be adversely affected. Delisting would also constitute an event of default under certain of our debt instruments, which would require us to expend cash to repay debt or replace letters of credit. It could cause other adverse consequences, such as difficulties in raising capital and in providing stock-based incentives to attract and retain personnel. Delisting could also impair our reputation and our relationships. In addition, our common stock could be deemed to be a “penny stock,” which could result in reduced levels of trading in our common stock, and we would also become subject to additional state securities regulations in connection with any sales of our securities. The board of directors believes that the Reverse Stock Split is a potentially effective means for us to increase the per share market price of our common stock and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NYSE by producing the immediate effect of increasing the bid price of our common stock.
To Potentially Improve the Marketability and Liquidity of our Common Stock.
Our board of directors believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company.
We believe that the Reverse Stock Split and an increase in our stock price may make our common stock more attractive to a broader range of institutional and other investors. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our common stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being riskier and more speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Contractual Obligation Under the Purchase Agreement.
In addition to the reasons described above, pursuant to the securities purchase agreement we entered into on August 20, 2026 in connection with our August 2026 registered direct offering and concurrent private placement (the “Purchase Agreement”), we agreed to hold a special meeting of stockholders on or prior to the date that is 60 days following the closing of the offering (i.e., October 20, 2026, based on an August 21, 2026 closing date) for the purpose of obtaining stockholder approval (i) of the Reverse Stock Split Proposal and (ii) as required by the applicable rules of the NYSE with respect to the issuance of the Common Warrants and the Common Warrant Shares (each as defined in Proposal No. 2 below and, together, “Stockholder Approval”), and we agreed to solicit proxies from our stockholders in connection therewith in the same manner as our other management proposals in this proxy statement, with all of our management-appointed proxyholders voting their proxies in favor of such proposals.
Reasons for the Reduction in the Authorized Number of Shares of Common Stock
As a matter of Delaware law, implementation of the Reverse Stock Split does not require a change in the total number of shares of our common stock authorized under the Certificate. However, the proposed reduction in the total number of authorized shares of our common stock is designed to reduce certain of our costs. In addition, our board of directors believes that after the Authorized Share Reduction, the number of shares of common stock available for future issuance is sufficient for current anticipated future needs.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction
There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure you that the Reverse Stock Split will produce or maintain the desired results. However, our board of directors believes that the benefits to us and our stockholders outweigh the risks and recommends that you vote in favor of the Reverse Stock Split Proposal.
We cannot assure you that the proposed Reverse Stock Split, if effected, will increase our stock price. There can be no assurance that the total market capitalization of our common stock (the aggregate value of all of our outstanding common stock at the then market price) after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split, or that the per share market price of our common stock following the Reverse Stock Split will either equal or exceed the current per share market price.
The closing sale price of our common stock on the NYSE was $ per share on the record date. We expect that the Reverse Stock Split, if effected, will increase the per share trading price of our common stock. However, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of such reverse stock split. Accordingly, the total market capitalization of our common stock and the Company after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and it is possible that the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks.
In August 2024, we effected a 1-for-15 reverse stock split of our common stock to cure an earlier deficiency under the Listing Rule. Following that reverse stock split, the price of our common stock subsequently declined, and on June 9, 2026, we received the Notice described above indicating that we were again below the minimum bid price required by the Listing Rule. There can be no assurance that the Reverse Stock Split now being proposed will achieve or maintain compliance with the Listing Rule or produce a sustained increase in the price of our common stock, and our prior reverse stock split did not do so.
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split, if we decide to proceed with the Reverse Stock Split, is intended, absent other factors, to increase the per share trading price of our common stock. However, even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future. Although no assurances are possible concerning the trading price of our common stock if the Reverse Stock Split is effected or concerning future fluctuations in the market price of our common stock after the Reverse Stock Split, based on such price, our intention in determining the Reverse Stock Split Ratio to be reflected in the Reverse Stock Split is that such ratio will result in an increase in the per share market price of our common stock immediately after the Reverse Stock Split, although whether the price of our common stock is sufficient or is maintained for a sufficient period of time depends in part on the ratio of the Reverse Stock Split and future fluctuations in the price of our common stock.
The proposed Reverse Stock Split may reduce the liquidity of our common stock and result in higher transaction costs.
The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will likely increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. While our board of directors believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not improve as a result of the Reverse Stock Split and could be adversely affected by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.
Following the Reverse Stock Split and Authorized Share Reduction, we may have an insufficient number of shares of common stock available for future issuances.
Although our board of directors believes that, following the Authorized Share Reduction, the number of authorized shares of common stock available for future issuances will be sufficient to meet our current anticipated needs, our future capital and business requirements may change. As a result, we may not have a sufficient number of authorized but unissued shares of common stock available for future equity financings, strategic transactions, equity incentive awards, or the issuance of shares upon the exercise, conversion or settlement of outstanding or future equity-linked securities. If we do not have sufficient authorized shares available when needed, we may be required to seek stockholder approval to increase the number of authorized shares of our common stock, which could delay or prevent financing or other corporate transactions, reduce our financial and strategic flexibility, and adversely affect our ability to execute our business strategy.
Determination of Reverse Stock Split Ratio
In determining the reverse stock split ratio to be implemented (if any), we expect that the board of directors will consider factors, including:
•the projected impact of the reverse stock split ratio on our ability to continue our common stock’s listing on the NYSE;
•the prevailing stock market conditions, general economic conditions and other conditions prevailing in our industry;
•our market capitalization (including the number of outstanding shares of our common stock);
•our common stock price prior to the Reverse Stock Split, and the expected trading price and volume of our common stock following the Reverse Stock Split; and
•the factors described above under the heading “Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction.”
The board of directors will consider the conditions, information and circumstances existing at the time when it determines whether to implement a Reverse Stock Split and, if it decides to implement a Reverse Stock Split, which of the reverse stock split ratios approved by stockholders to use. We believe that granting the board of directors the authority to choose the Reverse Stock Split Ratio among a series of ratios approved by stockholders is essential because it allows the board of directors to take the above factors, among others, into consideration and to react to changing market conditions.
If the board of directors decides to implement the Reverse Stock Split, we will make a public announcement regarding the Reverse Stock Split Ratio, as chosen by the board of directors of the Company.
Implementation of the Reverse Stock Split Ratio
If stockholder approval of the Reverse Stock Split Proposal is obtained, the board of directors retains the discretion to effect, or not to effect, the Reverse Stock Split and the Authorized Share Reduction at any time prior to the Anniversary

Date. The Company will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. If the board of directors, in its discretion, determines to effect the Reverse Stock Split and Authorized Share Reduction, then the board of directors will determine the Reverse Stock Split Ratio to be reflected in the Reverse Stock Split Amendment. The Reverse Stock Split and Authorized Share Reduction would be implemented by filing the Reverse Stock Split Amendment with the Delaware Secretary of State, which would be effective immediately upon filing or at such time as the Company may specify in the Reverse Stock Split Amendment at the time of filing (the “Effective Time”). By approving the Reverse Stock Split Proposal, you will authorize the board of directors to select the Reverse Stock Split Ratio and file the Reverse Stock Split Amendment reflecting that ratio, and to abandon all other amendments approved pursuant to the Reverse Stock Split Proposal, subject to the discretion of the board of directors not to proceed with the Reverse Stock Split at all.
If the board of directors, in its discretion, determines not to effect the Reverse Stock Split and Authorized Share Reduction prior to the Anniversary Date, all of the amendments contemplated in the Reverse Stock Split Proposal will be abandoned and may not be effected without further stockholder approval. If our stockholders approve the Reverse Stock Split Proposal at the special meeting, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction. By voting in favor of the approval of the Reverse Stock Split Proposal, each stockholder is expressly also authorizing the board of directors to determine not to proceed with, and to abandon, all the amendments contemplated in the Reverse Stock Split Proposal if it should so decide.
Principal Effects of the Implementation of the Reverse Stock Split
If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued shares of common stock and other securities exercisable or exchangeable for, or convertible into, common stock. Any fractional shares of common stock that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash as described below under “Mechanics of the Reverse Stock Split.” The Reverse Stock Split will affect all shares of common stock uniformly and (subject to the treatment of fractional shares) will not affect any stockholder’s percentage ownership interest in the Company or any stockholder’s proportionate voting power.
Under the Certificate, our authorized capital stock currently consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 200,000,000 shares of preferred stock, par value $0.0001 per share. At the Effective Time, based on which Reverse Stock Split Ratio is ultimately selected by the board of directors, the total number of authorized shares of our common stock will be reduced in proportion to the size of the Reverse Stock Split. The total number of authorized shares of preferred stock will not be reduced and would remain at 200,000,000 shares. The par value per share of our common stock and preferred stock would remain unchanged at $0.0001 after the Reverse Stock Split and the Authorized Share Reduction.
Effect on Common Stock
If approved by our stockholders at the special meeting and implemented by the board of directors, in its discretion, the principal effects of the Reverse Stock Split Amendment on holders of common stock would be that:
•the issued and outstanding shares of common stock owned by a stockholder (or held by the Company in treasury) will be combined into a lower number of shares of common stock based on the Reverse Stock Split Ratio, with any fractional shares being treated as described under “Mechanics of the Reverse Stock Split-Fractional Shares” below;
•the total number of issued and outstanding shares of common stock (or shares held by the Company in treasury) would be reduced based on the Reverse Stock Split Ratio, with any fractional shares being treated as described under “Mechanics of the Reverse Stock Split-Fractional Shares” below; and
•the number of authorized shares of common stock will be contemporaneously reduced in proportion to the size of the Reverse Stock Split.
Effect on Equity Compensation Plans and Outstanding Equity Awards
If approved by our stockholders at the special meeting and implemented by the board of directors, in its discretion, the principal effects of the Reverse Stock Split Amendment on the holders of the restricted stock units and other securities granted or issued and outstanding under the ESS Tech, Inc. 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan (together, the “Plans”) would be that:
•Restricted Stock Units ("RSUs") and Other Equity-Based Awards - The number of shares issuable under outstanding RSUs and all other outstanding equity-based awards would be reduced proportionately by the Reverse Stock Split Ratio and any applicable market-based performance metrics for any RSUs would be adjusted accordingly; and

•Shares Available for Issuance under the Plans - The number of shares of common stock authorized for future issuance under our Plans would be reduced proportionately and other similar adjustments would be made under the Plans.
Effect on Warrants
The Company has outstanding (i) warrants issued in connection with the Company’s 2021 business combination to purchase shares of our common stock (the “Public Warrants”) and (ii) the Warrants (as defined below). The Public Warrants expire by their terms on October 8, 2026, before the date of the special meeting and, accordingly, before the Effective Time of the Reverse Stock Split, and we therefore do not expect the Public Warrants to remain outstanding as of the Effective Time. The Warrants will be proportionately adjusted to reflect the Reverse Stock Split, including the number of shares purchasable upon exercise of the Warrants and their exercise prices.
Accounting Matters
The Reverse Stock Split Amendment will not affect the par value of our common stock, which will remain at $0.0001 per share. As a result, our board of directors intends to effect a proportionate reduction of the stated capital on our balance sheet attributable to common stock, which currently consists of the par value per share of common stock multiplied by the aggregate number of shares of common stock issued as of the date of such balance sheet (subject to minor adjustments in respect of the treatment of fractional shares). Our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently issued shares of common stock, will be credited with the corresponding amount by which the stated capital is reduced. Our total stockholders’ equity, in the aggregate, will remain unchanged (other than minor changes as a result of the treatment of fractional shares) as a result of the Reverse Stock Split and Authorized Share Reduction. The shares of our common stock held in treasury will also be reduced proportionally based on the Reverse Stock Split Ratio. After the implementation of the Reverse Stock Split, our net income or net loss per share and the net book value per share of common stock will increase, as compared to the per share amounts absent the Reverse Stock Split, because there will be fewer shares of common stock outstanding. All historic and per share amounts in our financial statements and related footnotes (for periods after the Reverse Stock Split and, on a pro forma basis, for periods prior to the Reverse Stock Split) in future SEC filings will be revised to reflect the Reverse Stock Split.
No Impact on Preferred Stock
The Reverse Stock Split and Authorized Share Reduction will not change the number of authorized shares of preferred stock under the Certificate. Likewise, the Reverse Stock Split Amendment will not impact the ability of the Company to issue preferred stock in the future.
Mechanics of the Reverse Stock Split
Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)
Upon the Reverse Stock Split, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders of Common Stock
Stockholders may hold some or all of their common stock electronically in book-entry form with our transfer agent, Computershare Inc. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.
Effect on Holders of Stock Certificates
Stockholders may hold stock certificates representing some or all of their common stock. As of the Effective Time, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-Reverse Stock Split shares of common stock as a result and at the time of the Reverse Stock Split. If applicable to you, as soon as practicable after the Effective Time, our transfer agent, Computershare Inc., will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share that would otherwise result from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the ratio would instead settle in cash. The cash amount to be paid to each holder of shares of common stock would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.
Stockholders should be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
Continued SEC Reporting Requirements and NYSE Stock Listing
After the Effective Time, ESS Tech, Inc. would continue to be subject to periodic reporting and other requirements under the Securities Exchange Act, of 1934, as amended (the "Exchange Act"), and the Company's common stock would continue to be listed on the NYSE under the symbol “GWH.”
New CUSIP Numbers
After the Effective Time, the post-Reverse Stock Split shares of common stock would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities.
No Going-Private Transaction
Neither the Reverse Stock Split nor the Authorized Share Reduction is intended to be a first step in a series of steps leading to a “going private transaction” pursuant to Rule 13e-3 under the Exchange Act. Implementing the Reverse Stock Split and Authorized Share Reduction would not be reasonably likely to result in, and would not have a purpose to, produce a “going private” effect.
Anticipated Impact on Dividends
The Company has not historically paid dividends to stockholders. Although the board of directors reserves the right to change the Company’s dividend policy in the future, the board of directors does not currently anticipate that the Reverse Stock Split, if implemented by the board of directors, in its discretion, will result in a change to the Company’s dividend policy.
No Appraisal or Dissenters’ Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenters' rights or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.
Material U.S. Federal Income Tax Considerations of the Reverse Stock Split
The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. stockholders (as defined below) but does not purport to be a complete analysis of all potential tax effects that may be relevant to U.S. stockholders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a U.S. stockholder. We have not sought, and will not seek, any ruling from the IRS or an opinion of tax counsel with respect to the matters discussed herein. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the IRS or the courts. Accordingly, each U.S. stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.
This summary is limited to U.S. stockholders who hold shares of our common stock prior to the Reverse Stock Split (“Old Shares”) and the shares of our common stock immediately after the Reverse Stock Split (“New Shares”) as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. stockholder. In addition, it does not address consequences relevant to U.S. stockholders that are subject to particular rules, including:
•persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;
•persons whose functional currency is not the U.S. dollar;
•persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•persons who are former U.S. citizens or long-term residents;
•persons who are not U.S. stockholders;
•banks, insurance companies, and other financial institutions;
•mutual funds, real estate investment trusts or regulated investment companies;
•brokers, dealers, or traders in securities;
•partnerships, other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and other pass-through entities (and owners therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who hold or receive our common stock (including any restricted shares of our common stock) pursuant to the exercise of any employee stock options or otherwise as compensation;
•persons who are subject to special tax accounting rules under Section 451(b) of the Code;
•persons who hold our common stock as “qualified small business stock” pursuant to Section 1202 of the Code; and
•tax-qualified retirement plans.
As noted above, this discussion is limited to stockholders that are U.S. stockholders. For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.
If an entity treated as a partnership or pass-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or owner in the partnership or pass-through entity will depend on the status of the partner or owner, the activities of the partnership or pass-through entity and certain determinations made at the partner level. Accordingly, partnerships or pass-through entities holding our common stock and the partners or owners in such partnerships or pass-through entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.
In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under U.S. state, local and non-U.S. tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split. The following discussion also does not address any U.S. federal income or other tax consequences that may affect non-U.S. stockholders that participate in the Reverse Stock Split, including the potential for any U.S.

withholding taxes that may be imposed on any cash paid in lieu of a fractional New Share (potentially at up to a 30% rate, or such lower rate as may be specified by an applicable income tax treaty).
ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAX JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Stockholders
The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. If so treated, in general, and except as described below with respect to cash in lieu of fractional shares, no gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. Accordingly, the aggregate tax basis of the New Shares received in the Reverse Stock Split should be the same as such stockholder's aggregate tax basis in the Old Shares being exchanged (excluding the portion of the tax basis allocable to any fractional share), and the holding period for the New Shares received should include the holding period for the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Stockholders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.
Cash in Lieu of Fractional Shares
In general, a U.S. stockholder who receives cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash. Such a U.S. stockholder should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. stockholder’s tax basis in the Old Shares being exchanged that is allocated to the fractional share of New Shares. The capital gain or loss should be long term capital gain or loss if the U.S. stockholder’s holding period for such Old Shares being exchanged that is allocated to the fractional share of New Shares exceeded one year at the effective time of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. U.S. stockholders are advised to consult their tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split.
Special rules under Section 302 of the Code may apply to cause all or a portion of the cash received in lieu of a fractional share to be taxable as a distribution under Section 301 of the Code (rather than as a sale or exchange) with respect to certain stockholders who own more than a minimal amount of common stock or who exercise more than a minimal degree of voting or other type of control over the affairs of the Company. Shareholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
Information Reporting and Backup Withholding
Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split, unless a U.S. stockholder is an exempt recipient. In addition, U.S. stockholders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of such cash if they do not provide their taxpayer identification numbers and complete an IRS Form W-9 in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Vote Required
The approval of the Reverse Stock Split Proposal requires that the votes cast for the Reverse Stock Split Proposal exceed the votes cast against the Reverse Stock Split Proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Broker non-votes and abstentions will have no effect on the vote on this proposal. However, because this proposal is considered a routine proposal, we do not expect any broker non-votes with respect to this proposal.

Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL AND THE ASSOCIATED PROPORTIONAL REDUCTION IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

PROPOSAL NO. 2:

APPROVAL, FOR THE PURPOSES OF COMPLYING WITH NYSE LISTING RULE 312.03(C), OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE EXERCISE OF CERTAIN OF OUR WARRANTS TO PURCHASE COMMON STOCK IN EXCESS OF THE 20% OF SHARES OF COMMON STOCK OUTSTANDING BEFORE THE ISSUANCE OF SUCH WARRANTS
Overview
On August 20, 2026, we entered into the Purchase Agreement with certain institutional investors identified therein (the “Purchasers”), pursuant to which we agreed to issue and sell, in a registered direct offering, an aggregate of 6,400,000 shares of our common stock (the “Shares”) at an offering price of $0.50 per Share (the “Registered Direct Offering”). Additionally, pursuant to the Purchase Agreement, the Company issued to the Purchasers, in a concurrent private placement (the “Concurrent Private Placement” and, together with the Registered Direct Offering, the “Offering”), common stock purchase warrants to purchase two (2) shares of our common stock for each Share purchased in the Registered Direct Offering, for an aggregate of 12,800,000 shares of common stock (the “Common Warrants” and the shares issuable upon exercise thereof, the “Common Warrant Shares”). The Offering closed on August 21, 2026 and resulted in net proceeds to us of approximately $2.5 million, after deducting placement agent fees and estimated offering expenses payable by the Company.
In connection with the Offering, we entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as our exclusive placement agent in connection with the Offering. As compensation for the services provided by the Placement Agent in connection with the Offering, we issued to the Placement Agent a common stock purchase warrant to purchase 320,000 shares of our common stock (the “Placement Agent Warrant” and the shares issuable upon exercise thereof, the “Placement Agent Shares”), which is identical in all material respects to the Common Warrants except that the Placement Agent Warrant is not exercisable until the later of (i) the six-month anniversary of its issuance and (ii) the date on which we obtain the Stockholder Approval (as defined below), and will expire on August 21, 2031. The Common Warrants and Placement Agent Warrant are together referred to as the “Warrants”; and the Common Warrant Shares and Placement Agent Shares are together referred to as the “Warrant Shares”, which are subject to adjustments under the Warrants, the forms of which were filed as Exhibits 4.1 and 4.2 to our Current Report on Form 8-K filed on August 21, 2026.
Future issuances of our common stock (or of securities convertible into or exercisable for our common stock) that are not otherwise exempt under the Warrants may trigger the price protection adjustment described below under “Description of the Warrants.” Under that provision, if we sell such securities at a price below the Warrants’ then-current exercise price, the exercise price will be reduced to that sale price, subject to a floor equal to 20% of the Minimum Price (as defined in Section 312.04 of the NYSE Listed Company Manual). If this adjustment occurs prior to the consummation of the Business Combination (as defined below), the number of Warrant Shares issuable will also increase so that the aggregate exercise price payable upon exercise remains the same, resulting in additional dilution to our stockholders.
In addition, because the Reverse Stock Split constitutes a share combination for purposes of the reverse split adjustment provisions of the Warrants, the exercise price of the Warrants will be reduced, but not increased, if the lowest volume-weighted average price of our common stock during the five trading days preceding, and the five trading days following, the effective time of the Reverse Stock Split, is less than the exercise price of the Warrants then in effect (after giving effect to the customary proportional adjustment for the Reverse Stock Split). As with the price protection adjustment described above, if this adjustment occurs prior to the consummation of the Business Combination, the number of Warrant Shares issuable will likewise increase.
If our stockholders approve this proposal and either of the foregoing adjustments is triggered, the Warrants may become exercisable for a number of Warrant Shares in excess of the aggregate 13,120,000 Warrant Shares described above.
Our board of directors is asking stockholders to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of shares of our common stock issuable upon exercise of the Warrants, including by the operation of the anti-dilution provisions contained in the Warrants (the “Warrant Shares Issuance Proposal”). Neither the Common Warrants nor the Placement Agent Warrant is exercisable, and no shares issuable upon their exercise may be issued, unless and until this proposal is approved by our stockholders.
Copies of the Placement Agency Agreement and forms of the Placement Agent Warrant, Common Warrant and Purchase Agreement were filed as Exhibits 1.1, 4.1, 4.2 and 10.1, respectively, to our Current Report on Form 8-K filed on August 21, 2026.

Reasons for Seeking Stockholder Approval
Our common stock is listed on the NYSE. Section 312.03(c) of the NYSE Listed Company Manual requires a company listed on the NYSE to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock (the “Exchange Cap”), in each case unless the issuance is made in (a) a public offering for cash or (b) any other financing (that is not a public offering for cash) in which the company is selling securities for cash, if such financing involves a sale of common stock, or securities convertible into or exercisable for common stock, at a price at least equal to the “Minimum Price.” The “Minimum Price” under the NYSE Listed Company Manual is the lower of (i) the official closing price of the common stock on the NYSE immediately preceding the signing of the binding agreement to issue the securities, or (ii) the average official closing price of the common stock on the NYSE for the five (5) trading days immediately preceding the signing of such agreement.
Based on 40,274,150 shares of our common stock outstanding prior to the issuance of the Warrants, upon issuance, the Warrant Shares will exceed the Exchange Cap. Further, the Common Warrants were issued in the Concurrent Private Placement, which was not a public offering, and no separate cash consideration was allocated to the Common Warrants at issuance. Over the five trading days immediately before the Purchase Agreement was signed, our common stock's average official NYSE closing price was approximately $0.63 per share. Because this average was lower than the closing price on the single trading day right before signing, it qualifies as the “Minimum Price” under the NYSE Listed Company Manual.
Because the offering price of $0.50 per Share and its accompanying Common Warrant is collectively below the Minimum Price, Section 312.03(c) accordingly requires us to obtain stockholder approval of the issuance of the Common Warrant Shares before the Warrants may become exercisable.
In addition to the requirement under Section 312.03(c), pursuant to the Purchase Agreement, we agreed to hold a special meeting of stockholders on or prior to the date that is 60 days following the closing of the offering (i.e., October 20, 2026, based on an August 21, 2026 closing date) for the purpose of obtaining Stockholder Approval, with the recommendation of our board of directors that such proposals be approved, and we agreed to solicit proxies from our stockholders in connection therewith in the same manner as our other management proposals in this proxy statement, with all of our management-appointed proxyholders voting their proxies in favor of such proposals.
Description of the Warrants
The following is a summary of the material terms of the Warrants. Copies of the forms of Placement Agent Warrant and Common Warrant were filed as Exhibit 4.1 and 4.2, respectively, to our Current Report on Form 8-K filed on August 21, 2026.
Duration and Exercise Price. The Warrants have an exercise price of $0.50 per share, subject to adjustments in connection with the Reverse Stock Split if the Reverse Stock Split is effected as discussed below under “Description of the Warrants—Price Protection” and “Description of the Warrants—Reverse Split Adjustment”. Subject to obtaining the Stockholder Approval, the Common Warrants will be exercisable at any time on or after the Stockholder Approval date and on or prior to 5:00 p.m. (New York City time) on the five year anniversary of the Stockholder Approval date and the Placement Agent Warrant will be exercisable at any time on or after the later of (a) the six month anniversary of the issuance date of the Placement Agent Warrant and (b) the Stockholder Approval date and on or prior to 5:00 p.m. (New York City time) on the five year anniversary of the issuance date of the Placement Agent Warrant. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The Warrants will be issued separately from the shares of common stock and may be transferred separately immediately thereafter.
Stockholder Approval. The Warrants are not exercisable until we obtain the approval of our stockholders required by the applicable rules of the NYSE with respect to the issuance of the Warrants and we are also required to seek the approval of our stockholders for an amendment to our certificate of incorporation, as amended, to effect a reverse stock split of all of the Company’s outstanding shares of common stock at a reverse split ratio pursuant to which, in the good faith determination of the board of directors of the Company, the Company will regain compliance with Section 802.01C of the New York Stock Exchange Listed Company Manual. There can be no assurance that Stockholder Approval will be obtained.

Exercisability. Once exercisable following the Stockholder Approval, the Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of its Warrants to the extent that the holder would beneficially own more than 4.99%, or upon election by such holder prior to the issue of any Warrants, 9.99%, of our outstanding shares of common stock immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.
Fundamental Transaction. In the event of a merger, consolidation, sale of all or substantially all of our assets, a tender or exchange offer accepted by holders of more than 50% of our outstanding common stock, or certain other business combination transactions involving a change of more than 50% of the voting power of our common equity, in each case (each, a “Fundamental Transaction”), other than our proposed business combination with a private company in the energy sector referenced in our press release dated August 6, 2026 (the “Business Combination”), the holders of the Warrants are entitled to receive, upon any subsequent exercise, the same kind and amount of securities, cash, or property receivable by a holder of the number of shares of common stock for which the Warrant was exercisable immediately prior to such Fundamental Transaction. In addition, concurrently with, or within 30 days after the consummation of a Fundamental Transaction, the holder of a Warrant has the right to require us or the successor entity to purchase the Warrant from the holder for cash in an amount equal to the Black-Scholes value of the remaining unexercised portion of the Warrant on the date of the transaction, except that if the Fundamental Transaction is not within our control (including if it is not approved by our board of directors), the holder will only be entitled to receive the same form and proportion of consideration, valued at the same Black-Scholes value, as is being offered to holders of our common stock generally.
Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants is not then effective or available for the issuance of such shares, then in lieu of paying the exercise price in cash, the holder may exercise the Warrants on a “cashless exercise” basis, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrants.
Price Protection. If, while the Warrants are outstanding, we issue or sell, or are deemed to have issued or sold, any shares of common stock or securities convertible into or exercisable for common stock (subject to certain exceptions, including exempt issuances under the Purchase Agreement) for a consideration per share less than the exercise price of the Warrants then in effect, the exercise price of the Warrants will be reduced to the greater of (i) the price per share paid in such issuance and (ii) 20% of the Minimum Price (as defined in Section 312.04(h) of the New York Stock Exchange Listed Company Manual). In addition, if such a dilutive issuance occurs prior to the Business Combination, the number of shares issuable upon exercise of the Warrants will be increased such that the aggregate exercise price payable upon exercise, after giving effect to the reduced exercise price, remains equal to the aggregate exercise price at issuance. The aggregate exercise price for purposes of such calculation is based on the aggregate exercise price upon issuance of the Warrants (reduced ratably for prior exercises) and not on any previously reduced exercise price. This price protection feature could result in significant dilution to our stockholders if we conduct one or more dilutive issuances while the Warrants remain outstanding.
Reverse Split Adjustment. In addition to the price protection described above, if we effect a share split, share dividend, share combination, recapitalization or similar transaction (including the Reverse Stock Split or any other reverse stock split) while the Warrants are outstanding, and the lowest volume-weighted average price of our common stock during the five trading days immediately preceding and the five trading days immediately following such transaction is less than the exercise price of the Warrants then in effect (after giving effect to the customary proportional adjustment for such transaction), the exercise price of the Warrants will be reduced, but not increased, to such lower price. As with the price protection feature described above, if such an adjustment occurs prior to the consummation of the Business Combination, the number of shares issuable upon exercise of the Warrants will correspondingly increase to preserve the aggregate exercise price payable upon exercise. This adjustment is designed to protect holders of the Warrants against a reverse stock split that is not accompanied by a commensurate increase in our stock price, and could result in a further increase in the number of shares issuable upon exercise of the Warrants, and corresponding dilution to our stockholders, including if we effect a reverse stock split in connection with regaining compliance with Section 802.01C of the NYSE Listed Company Manual.
Purchase Rights and Distributions. If we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of our common stock, or declare or make any dividend or other distribution of our assets to holders of our common stock, in each case while the Warrants are outstanding, the holders of the Warrants will be entitled to participate in such rights offering or distribution to the same extent as if they had exercised their Warrants in full immediately before the applicable record date, subject to the beneficial ownership limitation described above under “Exercisability.” To the extent a holder's participation would cause it to exceed the beneficial ownership limitation, that portion of the rights offering or distribution will be held in abeyance for the holder until it could be received without exceeding the limitation.
Trading Market. There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
No Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.
Transferability. Subject to applicable securities laws, the Warrants may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.
Registration Rights
Pursuant to the Purchase Agreement, we agreed to file with the SEC, within 30 days of the closing of the Offering, a registration statement registering the resale of the Common Warrant Shares, and to use commercially reasonable efforts to have such registration statement declared effective within 45 days of the closing of the Offering.
Potential Effects of Disapproval of this Proposal
If our stockholders do not approve this proposal at the special meeting, we are obligated under the Purchase Agreement to call a special meeting of stockholders every 60 days thereafter to again seek Stockholder Approval until such approval is obtained. The requirement to hold potentially multiple stockholder meetings imposes significant costs to us, including recurring legal, printing, solicitation and accounting costs and diversion of management’s attention.
The Warrants will remain unexercisable until we obtain Stockholder Approval. Thus, failure to obtain such approval will prevent holders of such warrants from exercising, and we will not receive the exercise price for any Warrant Shares until the Stockholder Approval is obtained.
Potential Adverse Effects of Approving this Proposal
Dilution. If this proposal is approved and the Warrants are exercised in full, subject to adjustments in connection with the Reverse Stock Split if the Reverse Stock Split is effected as discussed above under “Description of the Warrants—Price Protection” and “Description of the Warrants—Reverse Split Adjustment”, such issuance would dilute the percentage ownership of current stockholders who do not hold Common Warrants or the Placement Agent Warrant and may have a material dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline. The dilutive impact of the Warrant Shares cannot be fully determined as of the date hereof as the Warrants are only expected to be exercised if the market price of the common stock is above the $0.50 exercise price thereof, subject to adjustments in connection with the Reverse Stock Split if the Reverse Stock Split is effected as discussed above under “Description of the Warrants—Price Protection” and “Description of the Warrants—Reverse Split Adjustment”, and the timing and market price at the time of exercise will not be known until the applicable date of exercise of the Warrants.
Potential Effect on Market Price. The Warrant Shares, once issued, are expected to be registered for resale and freely tradeable. Sales of a substantial number of Warrant Shares in the public market, or the perception that such sales could occur, could increase the volatility of the market price of our common stock or result in a decline in the trading price of our common stock. We cannot predict the effect, if any, that future sales of the Warrant Shares will have on the market price of our common stock.
We can give no assurance that the Warrants will be exercised, or as to the amount of proceeds, if any, that we would receive upon any such exercise.
Vote Required
The approval of the Warrant Shares Issuance Proposal requires the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively with respect to the Warrant Shares Issuance Proposal. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions and broker non-votes (if any) will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal and thus will have no effect on the outcome of the vote on this proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on this proposal. Because this proposal is not considered a routine matter under applicable NYSE and FINRA rules, your broker, bank or other nominee will not have discretionary authority to vote your shares on this proposal in the absence of your instructions.

Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE WARRANT SHARES ISSUANCE PROPOSAL.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this proxy statement that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s intent to solicit approval of the Reverse Stock Split Proposal and the Warrant Shares Issuance Proposal, the timing of any reverse stock split, the potential benefits of a reverse stock split, including but not limited to possible increased investor interest, continued listing on the NYSE and the potential for a higher stock price, the intended income tax treatment of the reverse stock split, the timing and effects of the proposed amendments to our Certificate, the Company’s belief that after the Authorized Share Reduction, the number of shares of common stock available for future issuance will be sufficient for current anticipated future needs, and any assumptions underlying any of the foregoing. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.
Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of important factors, including, but not limited to, the following: the risk that any reverse stock split may not result in an increase in our common stock price that we may be unable to maintain our listing on NYSE or that we will not have a sufficient number of shares available for issuance for our future needs, that our stockholders do not approve the Reverse Stock Split Proposal and Warrant Shares Issuance Proposal, which may result in recurring costs to call and hold additional stockholder meetings until such approval is obtained, the potential dilutive effect of the Common Warrants and Placement Agent Warrant, the impact that future sales of the Warrant Shares may have on the market price of our common stock, and the other risks set forth above under “Proposal No. 1 - Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction,” “Proposal No. 2 - Potential Effects of Disapproval of this Proposal” and Proposal No. 2 - Potential Adverse Effects of Approving this Proposal For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K that we have filed with the SEC, and our subsequent filings with the SEC. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of September 2, 2026 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 40,274,150 shares of our common stock outstanding as of September 2, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of September 2, 2026 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of September 2, 2026, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o ESS Tech, Inc., 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon 97070.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Ayrton Capital LLC(1)	4,054,190	9.6%
SB Energy Global Holdings One Ltd.(2)	2,396,980	6.0%
Entities affiliated with Honeywell International Inc.(3)	2,277,939	5.5%

Named Executive Officers, Directors and Director Nominees:
Drew Buckley(4)	110,000	*
Eric Dresselhuys(5)	49,008	*
Raffi Garabedian(6)	24,110	*
Kelly F. Goodman(7)	68,134	*
Sandeep Nijhawan(8)	2,024	*
Harry Quarls(9)	40,575	*
Anthony Rabb(10)	16,643	*
Kate Suhadolnik(11)	41,824	*
Jigish Trivedi(12)	—	*
Alexi Wellman (13)	11,860	*
All current directors and executive officers as a group (7 persons) (14)	298,527	*
___________________________
•Represents less than 1%.
(1)Based on information provided by Ayrton Capital LLC (“Ayrton Capital”), Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (the “Fund”) and Waqas Khatri (collectively, “Ayrton”) on September 2, 2026. Consists of (i) 1,954,190 shares of common stock owned by the Fund and (ii) 2,100,000 shares of common stock issuable upon the exercise of presently exercisable and outstanding pre-funded warrants. This does not include 6,400,000 shares of common stock issuable upon the exercise of Common Warrants held by the Fund, which issuance is subject to Stockholder Approval. Ayrton Capital, the investment manager to the Fund, has discretionary authority to vote and dispose of the shares held by the Fund and may be deemed to be the beneficial owner of the shares held by the Fund. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital, may also be deemed to have investment discretion and voting power over the shares held by the Fund. Ayrton Capital and Mr. Khatri each disclaim any beneficial ownership of these shares. The address for Ayrton Capital, the Fund and Mr. Khatri is 55 Post Rd West, 2nd Floor Westport, CT 06880. The Common Warrants are subject to a beneficial ownership limitation of 4.99% or, upon election by such holder prior to the issuance of any Warrants, 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such Common Warrant. A Common Warrant holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation, provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such Common Warrant. The outstanding pre-funded warrants are subject to beneficial ownership limitations of 9.99%, which restricts Ayrton from exercising that portion of the pre-funded warrants that would result in Ayrton and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation.

(2)Based on the Schedule 13D/A filed by SB Energy Global Holdings One Ltd. (“Holdings One”) on March 3, 2025. Consists of 2,396,980 shares. The securities are held directly by Holdings One, a wholly owned subsidiary of SB Energy Global Holdings Limited (“Holdings Limited”), which is a wholly owned subsidiary of SoftBank Group Capital Ltd (“SBGC”), which is a wholly owned subsidiary of SoftBank Group Corp. (“SoftBank”). Each of Holdings Limited, SBGC and SoftBank may be deemed to indirectly beneficially own the shares of common stock directly beneficially owned by Holdings One. Each of Holdings Limited, SBGC and SoftBank disclaim beneficial ownership of all such shares of common stock, except to the extent of their respective pecuniary interest. The address for SB Energy Global Holdings One Ltd. is 69 Grosvenor Street, London, W1K 3JP, United Kingdom. The address of SoftBank is 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan.
(3)Consists of (i) 1,099,450 shares owned by Honeywell ACS Ventures LLC, a wholly owned subsidiary of Honeywell International Inc. (“Honeywell Ventures”) (based on the Schedule 13G filed by Honeywell International Inc. (“Honeywell”) on September 25, 2023), (ii) a warrant held by Honeywell Ventures to purchase 708,775 shares, (iii) a warrant held by Honeywell Ventures to purchase 51,717 shares, and (iv) a warrant held by UOP LLC, a wholly owned subsidiary of Honeywell (“UOP”), to purchase 417,997 shares. The address for each of Honeywell, Honeywell Ventures and UOP is 855 S. Mint Street, Charlotte, NC 28202.
(4)Consists of (i) 60,000 shares and (ii) options to purchase 50,000 shares exercisable within 60 days of September 2, 2026.
(5)Consists of 49,008 shares. Based on Mr. Dresselhuys’ Form 4, filed on November 18, 2024, excluding any unvested awards that were forfeited in connection with Mr. Dresselhuys’ separation from the Company. Mr. Dresselhuys separated from the Company as Chief Executive Officer and resigned as a member of our board of directors on February 13, 2025. His last day as an employee of the Company was February 14, 2025.
(6)Consists of (i) 14,303 shares and (ii) options to purchase 9,807 shares exercisable within 60 days of September 2, 2026.
(7)Consists of (i) 50,947 shares and (ii) options to purchase 17,187 shares exercisable within 60 days of September 2, 2026.
(8)Consists of 2,024 shares.
(9)Consists of (i) 28,230 shares and (ii) options to purchase 12,345 shares exercisable within 60 days of September 2, 2026.
(10)Consists of 16,643 shares. Based on Mr. Rabb’s Form 4, filed on May 22, 2025, excluding any unvested awards that were forfeited in connection with Mr. Rabb’s termination from his position as Chief Financial Officer effective as of August 1, 2025, and Mr. Rabb’s Form 144 filed on August 29, 2025.
(11)Consists of (i) 24,637 shares and (ii) options to purchase 17,187 shares exercisable within 60 days of September 2, 2026.
(12)With respect to Mr. Trivedi, unvested and outstanding time-based equity awards scheduled to vest during the twelve-month period following the date of termination were accelerated and any remaining unvested and outstanding time-based equity awards were forfeited. Mr. Trivedi resigned from his position as Chief Operating Officer on February 20, 2026. His last day as an employee of the Company was March 31, 2026.
(13)Consists of 11,860 shares.
(14)Consists of (i) 192,001 shares beneficially owned by our executive officers and directors and (ii) 106,526 shares subject to options exercisable within 60 days of September 2, 2026.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2027 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2027 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 16, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
ESS Tech, Inc.
Attention: Corporate Secretary
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2027 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific time, on January 29, 2027; and
•no later than 5:00 p.m., Pacific time, on February 28, 2027.
In the event that we hold our 2027 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of our 2027 annual meeting, and
•no later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of our 2027 annual meeting or, if the first public announcement of the date of our 2027 annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear (or a qualified representative of such stockholder does not appear) to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act no later than March 30, 2027.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

2025 Annual Report

Our financial statements for our fiscal year ended December 31, 2025 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://investors.essinc.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to ESS Tech, Inc., 26440 SW Parkway Ave, Bldg. 83, Wilsonville, Oregon 97070, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the special meeting. If any additional matters are properly presented at the special meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the special meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Wilsonville, Oregon
, 2026

Annex A

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
ESS TECH, INC.1

ESS Tech, Inc., a Delaware corporation (the “Company”), hereby certifies as follows:
1. The name of the Company is ESS Tech, Inc. and the Company was first formed on July 21, 2020, under the laws of the Cayman Islands, under the name “ACON S2 Acquisition Corp.”
2. The Company filed a certificate of domestication on October 8, 2021 pursuant to which it domesticated as a Delaware corporation and changed its name to “ESS Tech, Inc.”
3. The terms and provisions of this Certificate of Amendment (this “Certificate of Amendment”) of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Company (the “Board”) and by the stockholders of the Company. This Certificate of Amendment hereby amends the Certificate of Incorporation as set forth below.
4. Section 1 of Article IV of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
“Section 1. Effective immediately upon the filing and effectiveness of the Certificate of Amendment to the Certificate of Incorporation adding this paragraph (the “Reverse Stock Split Effective Time”), each [•] shares of Common Stock (as defined below), that were issued and outstanding or held in treasury as of immediately prior to the Reverse Stock Split Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or any holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for Common Stock, in each case in accordance with the terms thereof. No fractional shares shall be issued upon the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash in lieu of such fractional share interests, in an amount equal to the product obtained by multiplying (a) the fraction of one share owned by the stockholder by (b) the closing stock price on the New York Stock Exchange (or, if the Common Stock is no longer trading on the New York Stock Exchange, on the principal trading market therefor) of the Common Stock on the trading day immediately preceding the Reverse Stock Split Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest. Each certificate that immediately prior to the Reverse Stock Split Effective Time represented shares of Common Stock (the “Old Certificates”) shall, until surrendered to the Company in exchange for a certificate representing such new number of shares of Common Stock, automatically represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been combined, subject to the elimination of fractional share interests as described above.
1 These amendments approve the combination of any whole number between 8 and 30 shares of Common Stock, the exact number to be determined by the Board of Directors of the Company, into one (1) share of Common Stock and a reduction in the number of shares of Common Stock authorized under the existing Certificate of Incorporation, as amended, in proportion to the size of the Reverse Stock Split, which number shall be reflected on the Certificate of Amendment filed with the Secretary of State of the State of Delaware. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board of Directors to be in the best interests of the Company and its stockholders, with all other amendments abandoned. The reverse stock split ratio, ranging from any whole number between 1-for-8 and 1-for-30, selected by the Board of Directors for inclusion in such amendment is referred to as the “Reverse Stock Split Ratio.” In accordance with the proposal to be adopted by the stockholders, the Board of Directors will not implement any amendment providing for a different reverse stock split ratio. The Board of Directors may also elect not to effect any reverse stock split and reduction in number of authorized shares, in which case all of the proposed amendments will be abandoned.

The Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is [•]2 shares, of which (a) [•]3 shares are Common Stock, $0.0001 par value per share (the “Common Stock”), and (b) 200,000,000 shares are Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).”
5. This Certificate of Amendment shall become effective on [_______], 202[__] at [______] Eastern Time.
[signature page follows]

2 This number represents the total number of authorized shares of capital stock in the Company, reflecting the sum of (a) the number of authorized shares of Common Stock set forth in the footnote below and (b) 200,000,000 authorized shares of Preferred Stock, which will not be adjusted as a result of the Reverse Stock Split.
3 This number represents the total number of authorized shares of Common Stock, which will be equal to 1,000,000,000 (the number of shares of Common Stock currently authorized under the Certificate of Incorporation) divided by the Reverse Stock Split ratio selected by the board of directors from within the range of 1-for-8 to 1-for-30, rounded down to the nearest whole share.

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been duly executed by an authorized officer of the Company on [_______], 202[__].
ESS TECH, INC.

[Name of officer]
[Title]

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

ESS INC

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on October 15, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GWH2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on October 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03987-S48857 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ESS TECH, INC.

NOTE: In their discretion, proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
If no direction is made, this proxy will be voted "FOR" on Proposals 1 and 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement, Notice of Special Meeting and Form of Proxy are available at www.proxyvote.com.

T03988-S48857

ESS TECH, INC.
Special Meeting of Stockholders
October 16, 2026 8:00 AM, Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Drew Buckley, Kelly F. Goodman and Kate Suhadolnik, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ESS TECH, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on October 16, 2026 at 8:00 AM, Pacific Time, at www.virtualshareholdermeeting.com/GWH2026SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side